Filed Pursuant to Rule 433
                                                     Registration No: 333-131594

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

          WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 2007-1 TRUST
                              NEW ISSUE TERM SHEET
                           $527,765,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

          WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 2007-1 TRUST


                              NEW ISSUE TERM SHEET


                           $527,765,000 (approximate)

--------------------------------------------------------------------------------

          Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
                                 Issuing Entity


                    Wells Fargo Asset Securities Corporation
                                    Depositor


                             Wells Fargo Bank, N.A.
                              Servicer and Sponsor


              Home Equity Asset-Backed Certificates, Series 2007-1


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Transaction Summary
-------------------

                                                                                                                           Initial
                                                              Avg. Life to   Mod. Dur. to                                   Credit
         Expected        Expected Ratings           Interest   Call(2)(3)/  Call(2)(3)(4)/         Payment Window to       Support
Class  Amount ($)(1)   (Moody's/Fitch/DBRS)  Index    Type     Mty(yrs)(3)  Mty(yrs)(3)(4)         Call(2)(3)/Mty(3)       Level(5)
------------------------------------------------------------------------------------------------------------------------------------
 A-1    200,507,000        Aaa/AAA/AAA        1mL   Floating   1.00 / 1.00   0.96 / 0.96    04/07 - 12/08 / 04/07 - 12/08   20.10%
 A-2    208,284,000        Aaa/AAA/AAA        1mL   Floating   3.00 / 3.01   2.70 / 2.70    12/08 - 06/13 / 12/08 - 02/14   20.10%
 A-3     25,711,000        Aaa/AAA/AAA        1mL   Floating   6.24 / 9.35   5.18 / 7.08    06/13 - 06/13 / 02/14 - 10/21   20.10%
 M-1     23,384,000     Aa1/AA+/AA (high)     1mL   Floating   4.58 / 5.05   3.95 / 4.25    10/10 - 06/13 / 10/10 - 03/19   15.80%
 M-2     15,770,000         Aa2/AA/AA         1mL   Floating   4.48 / 4.93   3.87 / 4.15    08/10 - 06/13 / 08/10 - 07/18   12.90%
 M-3      9,789,000     Aa3/AA-/AA (low)      1mL   Floating   4.44 / 4.87   3.81 / 4.07    08/10 - 06/13 / 08/10 - 12/17   11.10%
 M-4      8,701,000      A1/A+/A (high)       1mL   Floating   4.40 / 4.82   3.75 / 4.00    07/10 - 06/13 / 07/10 - 07/17    9.50%
 M-5      8,701,000          A2/A/A           1mL   Floating   4.38 / 4.77   3.72 / 3.96    06/10 - 06/13 / 06/10 - 02/17    7.90%
 M-6      7,885,000       A3/A-/A (low)       1mL   Floating   4.37 / 4.72   3.69 / 3.91    06/10 - 06/13 / 06/10 - 07/16    6.45%
 B-1      7,613,000   Baa1/BBB+/BBB (high)    1mL   Floating   4.34 / 4.65   3.58 / 3.76    05/10 - 06/13 / 05/10 - 01/16    5.05%
 B-2      6,798,000       Baa2/BBB/BBB        1mL   Floating   4.34 / 4.58   3.58 / 3.72    05/10 - 06/13 / 05/10 - 05/15    3.80%
 B-3      4,622,000    Baa3/BBB-/BBB (low)    1mL   Floating   4.33 / 4.47   3.57 / 3.65    04/10 - 06/13 / 04/10 - 08/14    2.95%


(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional termination is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)   Assumes pricing at par.
(5) Includes 2.95% overcollateralization based on the scheduled principal balances of the mortgage loans as of the cut-off date.

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuing Entity:                            Wells Fargo Home Equity Asset-Backed
                                           Securities 2007-1 Trust, a New York
                                           common law trust.

Depositor:                                 Wells Fargo Asset Securities
                                           Corporation

Sponsor:                                   Wells Fargo Bank, N.A.

Servicer:                                  Wells Fargo Bank, N.A.

Securities Administrator:                  Wells Fargo Bank, N.A.

Trustee:                                   HSBC Bank USA, National Association

Custodian:                                 Wells Fargo Bank, N.A.

Sole Manager:                              Barclays Capital Inc.

Rating Agencies:                           Moody's/Fitch/DBRS

Offered Certificates:                      The Class A-1, Class A-2, Class A-3,
                                           Class M-1, Class M-2, Class M-3,
                                           Class M-4, Class M-5, Class M-6,
                                           Class B-1, Class B-2 and Class B-3
                                           certificates.

LIBOR Certificates:                        The Offered Certificates.

Expected Closing Date:                     March 30, 2007

Delivery:                                  DTC, Euroclear and Clearstream.

Distribution Dates:                        The 25th of each month, or if such
                                           day is not a business day, on the
                                           next business day, beginning in April
                                           2007.

Final Distribution Date:                   The Distribution Date occurring in
                                           March 2037.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Collection Period:                         With respect to any Distribution
                                           Date, the period from the second day
                                           of the calendar month preceding the
                                           month in which such Distribution Date
                                           occurs through the first day of the
                                           calendar month in which such
                                           Distribution Date occurs.

Prepayment Period:                         With respect to any Distribution
                                           Date, the calendar month immediately
                                           preceding the month in which such
                                           Distribution Date occurs.

Interest Accrual Period:                   With respect to any Distribution
                                           Date, the period from the
                                           Distribution Date in the prior month
                                           (or closing date, in the case of the
                                           first Distribution Date) through the
                                           day prior to the current Distribution
                                           Date.

Accrued Interest:                          The price to be paid by investors for
                                           the Offered Certificates will not
                                           include accrued interest, and
                                           therefore will settle flat.

Interest Day Count:                        Actual/360

Interest Payment Delay:                    Zero days

Cut-off Date:                              March 1, 2007

Tax Status:                                The Offered Certificates will
                                           represent "regular interests" in a
                                           REMIC and, to a limited extent,
                                           interests in certain basis risk
                                           interest carryover payments, which
                                           will be treated for tax purposes as a
                                           notional principal contract. The tax
                                           advice contained in this term sheet
                                           is not intended or written to be
                                           used, and cannot be used, for the
                                           purpose of avoiding U.S. federal,
                                           state, or local tax penalties. This
                                           advice is written in connection with
                                           the promotion or marketing by the
                                           Sole Manager and Depositor of the
                                           Offered Certificates. You should seek
                                           advice based on your particular
                                           circumstances from an independent tax
                                           advisor.

ERISA Eligibility:                         The Offered Certificates are expected
                                           to be ERISA eligible provided that,
                                           prior to the termination of the
                                           supplemental interest trust, the
                                           investors meet the requirements of
                                           certain investor-based exemptions as
                                           described in the prospectus
                                           supplement. Prospective purchasers
                                           should consult their own counsel.

SMMEA Eligibility:                         The Offered Certificates are not
                                           expected to constitute "mortgage
                                           related securities" for purposes of
                                           SMMEA.

Class A Certificates:                      Collectively, the Class A-1, Class
                                           A-2 and Class A-3 certificates.

Class M Certificates:                      Collectively, the Class M-1, Class
                                           M-2, Class M-3, Class M-4, Class M-5
                                           and Class M-6 certificates.

Class B Certificates:                      Collectively, the Class B-1, Class
                                           B-2 and Class B-3 certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                            The mortgage loans to be included in
                                           the trust will be primarily
                                           adjustable- and fixed-rate sub-prime
                                           and Alt-A minus mortgage loans
                                           secured by first-lien and/or
                                           second-lien mortgages or deeds of
                                           trust on residential real properties.
                                           Substantially all of the mortgage
                                           loans were purchased by the Depositor
                                           from Wells Fargo Bank, N.A. On the
                                           Closing Date, the trust will acquire
                                           the mortgage loans. The aggregate
                                           unpaid principal balance of the
                                           mortgage loans as of the Cut-off Date
                                           will be approximately $543,808,148.
                                           Approximately 82.39% of the mortgage
                                           loans are adjustable-rate mortgage
                                           loans and approximately 17.61% are
                                           fixed-rate mortgage loans. The
                                           information regarding the mortgage
                                           loans set forth below that is based
                                           on the unpaid principal balance of
                                           the mortgage loans as of the Cut-off
                                           Date assumes the timely receipt of
                                           principal scheduled to be paid on the
                                           mortgage loans on or prior to the
                                           Cut-off Date and no delinquencies,
                                           defaults or prepayments. See the
                                           attached collateral descriptions for
                                           additional information on the initial
                                           mortgage loans as of the Cut-off
                                           Date.

Monthly Servicer Advances:                 The Servicer will be obligated to
                                           advance its own funds in an amount
                                           equal to the aggregate of all
                                           payments of principal (other than a
                                           balloon payment) and interest (net of
                                           servicing fees), as applicable, that
                                           were due during the related
                                           Collection Period on the mortgage
                                           loans and not received by the related
                                           determination date. Advances are
                                           required to be made only to the
                                           extent they are deemed by the
                                           Servicer to be recoverable from
                                           related late collections, insurance
                                           proceeds, condemnation proceeds,
                                           liquidation proceeds or subsequent
                                           recoveries.

Expense Fee Rate:                          The Expense Fee Rate with respect to
                                           each mortgage loan will be a per
                                           annum rate equal to the Servicing Fee
                                           Rate.

Servicing Fee Rate:                        The Servicing Fee Rate with respect
                                           to each mortgage loan will be 0.50%
                                           per annum.

Pricing Prepayment Speed:                  Fixed Rate Mortgage Loans: CPR
                                           starting at 4.6% CPR in month 1 and
                                           increasing to 23% CPR in month 12
                                           (18.4%/11 increase for each month),
                                           and remaining at 23% CPR thereafter.

                                           Adjustable Rate Mortgage Loans: CPR
                                           starting at approximately 2% CPR in
                                           month 1 and increasing to 30% CPR in
                                           month 12 (28%/11 increase, rounded to
                                           the nearest hundredth of a
                                           percentage, for each month),
                                           remaining at 30% CPR in months 13
                                           through month 22, 50% CPR in month 23
                                           and remaining at 50% CPR through
                                           month 27, 35% CPR in month 28 and
                                           remaining at 35% CPR thereafter.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement:                        The credit enhancement provided for
                                           the benefit of the holders of the
                                           certificates consists solely of: (a)
                                           the use of excess interest to cover
                                           losses on the mortgage loans and as a
                                           distribution of principal to maintain
                                           overcollateralization; (b) the
                                           subordination of distributions on the
                                           more subordinate classes of
                                           certificates to the required
                                           distributions on the more senior
                                           classes of certificates; and (c) the
                                           allocation of losses to the most
                                           subordinate classes of certificates
                                           beginning with losses being absorbed
                                           by overcollateralization.

The LPMI Policy:                           Mortgage Loans with Loan-to-Value
                                           Ratios in excess of 80% may or may
                                           not be covered by a lender-paid
                                           primary mortgage insurance policy.
                                           Certain Mortgage Loans may be covered
                                           by a lender-paid primary mortgage
                                           insurance policies (each, an "LPMI
                                           Policy"). Approximately 4.46% of the
                                           mortgage loans with loan-to-value
                                           ratios over 80% (by aggregate unpaid
                                           principal balance of the mortgage
                                           loans with loan-to-value ratios over
                                           80% as of the cut-off date) are
                                           covered by existing lender-paid
                                           primary mortgage insurance policies.
                                           As of the Cut-off Date, it is
                                           expected that approximately 2.34% of
                                           the mortgage loans will be covered by
                                           LPMI Policies. These policies were
                                           acquired by Wells Fargo Bank, N.A.
                                           from various providers and will be
                                           assigned by Wells Fargo Bank, N.A. to
                                           the trust on the closing date. The
                                           Sponsor is responsible for paying the
                                           premiums under the LPMI Policies.

Senior Enhancement Percentage:             For any Distribution Date, the
                                           percentage obtained by dividing (x)
                                           the sum of (i) the aggregate Class
                                           Certificate Balances of the Class M
                                           and Class B Certificates and (ii) the
                                           Overcollateralization Amount (in each
                                           case after taking into account the
                                           distributions of the related
                                           Principal Distribution Amount for
                                           that Distribution Date) by (y) the
                                           aggregate Stated Principal Balance of
                                           the mortgage loans for that
                                           Distribution Date.

Stepdown Date:                             The earlier to occur of:

                                              (i)   the Distribution Date
                                                    immediately following the
                                                    Distribution Date on which
                                                    the aggregate Class
                                                    Certificate Balances of the
                                                    Class A Certificates have
                                                    been reduced to zero; and

                                              (ii)  the later to occur of:

                                                    (a)   the Distribution Date
                                                          in April 2010; and

                                                    (b)   the first Distribution
                                                          Date on which the
                                                          Senior Enhancement
                                                          Percentage (calculated
                                                          for this purpose only
                                                          after taking into
                                                          account payments of
                                                          principal applied to
                                                          reduce the Stated
                                                          Principal Balance of
                                                          the mortgage loans for
                                                          that Distribution Date
                                                          but prior to any
                                                          application of the
                                                          Principal Distribution
                                                          Amount to the
                                                          certificates) is
                                                          greater than or equal
                                                          to the Specified
                                                          Senior Enhancement
                                                          Percentage
                                                          (approximately
                                                          40.20%).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Trigger Event:                             (i)   With respect to any
                                                 Distribution Date, the
                                                 circumstances in which the
                                                 quotient (expressed as a
                                                 percentage) of:

                                                      (x)   the rolling
                                                            three-month average
                                                            of the aggregate
                                                            unpaid principal
                                                            balance of mortgage
                                                            loans that are 60
                                                            days or more
                                                            delinquent
                                                            (including mortgage
                                                            loans in
                                                            foreclosure,
                                                            mortgage loans
                                                            related to REO
                                                            property and
                                                            mortgage loans where
                                                            the mortgagor has
                                                            filed for
                                                            bankruptcy) and

                                                      (y)   the aggregate unpaid
                                                            principal balance of
                                                            the mortgage loans
                                                            as of the last day
                                                            of the related
                                                            Collection Period,
                                                            equals or exceeds
                                                            41.76% of the prior
                                                            period's Senior
                                                            Enhancement
                                                            Percentage; or

                                           (ii)  With respect to any
                                                 Distribution Date beginning
                                                 with April 2009, the
                                                 circumstances in which the
                                                 aggregate amount of realized
                                                 losses incurred since the
                                                 Cut-off Date through the last
                                                 day of the related Collection
                                                 Period divided by the aggregate
                                                 Stated Principal Balance of the
                                                 mortgage loans as of the
                                                 Cut-off Date exceeds the
                                                 applicable percentages
                                                 (described below) with respect
                                                 to such Distribution Date:

                                   Distribution Date Occurring in   Loss Percentage
                                   ------------------------------   ---------------
                                   April 2009 through March 2010    1.550% for the first month, plus an additional 1/12th of 1.850%
                                                                    for each month thereafter (e.g., 2.475% in October 2009)
                                   April 2010 through March 2011    3.400% for the first month, plus an additional 1/12th of 1.950%
                                                                    for each month thereafter (e.g., 4.375% in October 2010)
                                   April 2011 through March 2012    5.350% for the first month, plus an additional 1/12th of 1.550%
                                                                    for each month thereafter (e.g., 6.125% in October 2011)
                                   April 2012 through March 2013    6.900% for the first month, plus an additional 1/12th of 0.800%
                                                                    for each month thereafter (e.g., 7.300% in October 2012)
                                   April 2013 and thereafter        7.700%

Optional Termination:                      The majority holder of the class CE
                                           certificates, or if there is no
                                           majority holder of the class CE
                                           certificates, the Depositor will have
                                           the right to purchase all outstanding
                                           mortgage loans in the mortgage pool
                                           and thereby effect early retirement
                                           of the certificates on the first
                                           Distribution Date on which the pool
                                           balance is reduced to less than 10%
                                           of the pool balance as of the Cut-off
                                           Date.

Swap Provider:                             Barclays Bank PLC, as Swap Provider,
                                           is a public limited company
                                           registered in England and Wales.
                                           Barclays Bank PLC engages in a
                                           diverse banking and investment
                                           banking business and regularly
                                           engages in derivatives transactions
                                           in a variety of markets. As of the
                                           date hereof, Barclays Bank PLC is
                                           rated AA+ by Fitch, AA by S&P and Aa1
                                           by Moody's.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Interest Rate Swap Agreement:              On the Closing Date, the Trust will
                                           enter into a Swap Agreement with an
                                           initial notional amount of
                                           approximately $503,838,249. Under the
                                           Swap Agreement, the Trust will be
                                           obligated to pay on each distribution
                                           date an amount which will range from
                                           [4.3878]% to [5.1500]% per annum on
                                           the notional amount set forth on the
                                           attached Swap Agreement Schedule on a
                                           30/360 basis (for the first
                                           distribution date, 25 days) and the
                                           Trust will be entitled to receive
                                           from the Swap Provider an amount
                                           equal to one-month LIBOR on the
                                           notional amount set forth on the
                                           attached Swap Agreement Schedule on
                                           an actual/360 basis (for the first
                                           distribution date, 26 days), until
                                           the Swap Agreement is terminated.
                                           Only the net amount of the two
                                           obligations will be paid by the
                                           appropriate party ("Net Swap
                                           Payment").

                                           Generally, the Net Swap Payment will
                                           be deposited into a supplemental
                                           interest account (the "Supplemental
                                           Interest Account") by the Securities
                                           Administrator pursuant to the Pooling
                                           and Servicing Agreement and amounts
                                           on deposit in the Supplemental
                                           Interest Account will be distributed
                                           in accordance with the terms set
                                           forth in the Pooling and Servicing
                                           Agreement.

                                           Upon early termination of the Swap
                                           Agreement, the Trust or the Swap
                                           Provider may be liable to make a
                                           termination payment (the "Swap
                                           Termination Payment") to the other
                                           party (regardless of which party
                                           caused the termination). The Swap
                                           Termination Payment will be computed
                                           in accordance with the procedures set
                                           forth in the Swap Agreement. In the
                                           event that the Trust is required to
                                           make a Swap Termination Payment, in
                                           certain instances, that payment will
                                           be paid on the related Distribution
                                           Date, and on any subsequent
                                           Distribution Dates until paid in
                                           full, prior to distributions to
                                           Certificateholders.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------


Credit Enhancement Percentage:                                           On or After Stepdown
                                           Initial Subordination Level   Subordination Level
                                           ---------------------------   --------------------
                                           Class A:             20.10%   Class A:      40.20%
                                           Class M-1:           15.80%   Class M-1:    31.60%
                                           Class M-2:           12.90%   Class M-2:    25.80%
                                           Class M-3:           11.10%   Class M-3:    22.20%
                                           Class M-4:            9.50%   Class M-4:    19.00%
                                           Class M-5:            7.90%   Class M-5:    15.80%
                                           Class M-6:            6.45%   Class M-6:    12.90%
                                           Class B-1:            5.05%   Class B-1:    10.10%
                                           Class B-2:            3.80%   Class B-2:     7.60%
                                           Class B-3:            2.95%   Class B-3:     5.90%

Step-up Margin:                            For all LIBOR Certificates the
                                           interest rate will increase on the
                                           Distribution Date following the first
                                           possible Optional Termination date,
                                           should the call not be exercised. At
                                           that time, the Class A fixed margins
                                           will be 2x their respective initial
                                           fixed margins and the Class M and
                                           Class B fixed margins will be 1.5x
                                           their respective initial fixed
                                           margins.

Class A-1 Pass-Through Rate:               The Class A-1 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class A-2 Pass-Through Rate:               The Class A-2 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class A-3 Pass-Through Rate:               The Class A-3 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class M-1 Pass-Through Rate:               The Class M-1 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class M-2 Pass-Through Rate:               The Class M-2 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class M-3 Pass-Through Rate:               The Class M-3 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class M-4 Pass-Through Rate:               The Class M-4 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-5 Pass-Through Rate:               The Class M-5 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class M-6 Pass-Through Rate:               The Class M-6 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (iii) one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (iv)  the Net WAC Rate Cap.

Class B-1 Pass-Through Rate:               The Class B-1 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class B-2 Pass-Through Rate:               The Class B-2 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Class B-3 Pass-Through Rate:               The Class B-3 certificates will
                                           accrue interest at a per annum rate
                                           equal to the lesser of:

                                              (i)   one-month LIBOR plus [___]
                                                    bps ([___] bps after the
                                                    first Distribution Date on
                                                    which the Optional
                                                    Termination is exercisable)
                                                    and

                                              (ii)  the Net WAC Rate Cap.

Net WAC Rate Cap:                          Product of:

                                              (i)   (a) the weighted average of
                                                    the mortgage rates for the
                                                    Mortgage Loans (in the case
                                                    of each Mortgage Loan, less
                                                    the applicable Expense Fee
                                                    Rate) then in effect on the
                                                    beginning of the related
                                                    Collection Period, minus (b)
                                                    the product of (x) the Net
                                                    Swap Payment plus any Swap
                                                    Termination Payment (other
                                                    than a Defaulted Swap
                                                    Termination Payment) made to
                                                    the Swap Provider from
                                                    available funds, if any,
                                                    expressed as a percentage,
                                                    equal to a fraction, the
                                                    numerator of which is equal
                                                    to the Net Swap Payment plus
                                                    any Swap Termination Payment
                                                    (other than a Defaulted Swap
                                                    Termination Payment) made to
                                                    the Swap Provider from
                                                    available funds and the
                                                    denominator of which is
                                                    equal to the aggregate
                                                    principal balance of the
                                                    Mortgage Loans (the "Net
                                                    Swap Payment Rate") and (y)
                                                    12 and

                                              (ii)  a fraction, the numerator of
                                                    which is 30 and the
                                                    denominator of which is the
                                                    actual number of days in the
                                                    related Interest Accrual
                                                    Period.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Carry Forward Amount:           On any Distribution Date and for any
                                           class of LIBOR Certificates is the
                                           sum of:

                                           (x)   the excess of:

                                                 (i)  the amount of interest
                                                      that class of certificates
                                                      would have been entitled
                                                      to receive on that
                                                      Distribution Date had the
                                                      Pass-Through Rate not been
                                                      subject to the Net WAC
                                                      Rate Cap, as applicable,
                                                      over

                                                 (ii) the amount of interest
                                                      that class of certificates
                                                      are entitled to receive on
                                                      that Distribution Date
                                                      based on the Net WAC Rate
                                                      Cap, as applicable, and

                                           (y)   the unpaid portion of any such
                                                 excess described in clause (x)
                                                 from prior Distribution Dates
                                                 (and related accrued interest
                                                 at the then applicable
                                                 Pass-Through Rate on that class
                                                 of certificates, without giving
                                                 effect to the Net WAC Rate Cap,
                                                 as applicable).

Accrued Certificate Interest:              For each class of LIBOR Certificates
                                           and any Distribution Date, an amount
                                           equal to the interest accrued during
                                           the related Interest Accrual Period
                                           at the applicable Pass-Through Rate
                                           on the principal balance of such
                                           class of certificates, minus such
                                           class's interest percentage of the
                                           excess of (i) the current interest
                                           shortfall for such Distribution Date,
                                           if any, over (ii) the Monthly Excess
                                           Interest Amount for such Distribution
                                           Date.

Interest Distributions on the              On each Distribution Date,
LIBOR Certificates:                        distributions from available funds
                                           will be allocated as follows:

                                              (i)   from the Interest Remittance
                                                    Account (and to the extent
                                                    necessary, the Principal
                                                    Remittance Amount) to the
                                                    Supplemental Interest
                                                    Account, to pay any net swap
                                                    payments and certain swap
                                                    termination payments owed to
                                                    the Swap Provider from
                                                    available funds, if any;

                                              (ii)  from any remaining Interest
                                                    Remittance Amount according
                                                    to the related Accrued
                                                    Certificate Interest and any
                                                    unpaid interest shortfall
                                                    amounts for such class, as
                                                    applicable, pro rata to the
                                                    Class A Certificates;

                                              (iii) from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-1 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (iv)  from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-2 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (v)   from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-3 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (vi)  from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-4 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (vii) from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-5 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (viii)from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class M-6 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (ix)  from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class B-1 certificates,
                                                    their Accrued Certificate
                                                    Interest;

                                              (x)   from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class B-2 certificates,
                                                    their Accrued Certificate
                                                    Interest; and

                                              (xi)  from any remaining Interest
                                                    Remittance Amounts to the
                                                    Class B-3 certificates,
                                                    their Accrued Certificate
                                                    Interest.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution on the              On each Distribution Date (a) prior
LIBOR Certificates:                        to the Stepdown Date or (b) on which
                                           a Trigger Event is in effect,
                                           principal distributions from the
                                           Principal Distribution Amount will be
                                           allocated as follows:

                                              (i)   to the Class A Certificates,
                                                    allocated between the Class
                                                    A Certificates as described
                                                    below, until their Class
                                                    Certificate Balances have
                                                    been reduced to zero;

                                              (ii)  to the Class M-1
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (iii) to the Class M-2
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (iv)  to the Class M-3
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (v)   to the Class M-4
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (vi)  to the Class M-5
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (vii) to the Class M-6
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (viii)to the Class B-1
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;

                                              (ix)  to the Class B-2
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero;
                                                    and

                                              (x)   to the Class B-3
                                                    certificates, until their
                                                    Class Certificate Balance
                                                    has been reduced to zero.

                                           On each Distribution Date (a) on or
                                           after the Stepdown Date and (b) on
                                           which a Trigger Event is not in
                                           effect, the principal distributions
                                           from the Principal Distribution
                                           Amount will be allocated as follows:

                                              (i)   to the Class A Certificates,
                                                    the lesser of the Principal
                                                    Distribution Amount and the
                                                    Class A Principal
                                                    Distribution Amount,
                                                    allocated between the Class
                                                    A Certificates as described
                                                    below, until their Class
                                                    Certificate Balances have
                                                    been reduced to zero;

                                              (ii)  to the Class M-1
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-1 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (iii) to the Class M-2
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-2 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (iv)  to the Class M-3
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-3 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (v)   to the Class M-4
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-4 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (vi)  to the Class M-5
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-5 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (vii) to the Class M-6
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class M-6 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (viii)to the Class B-1
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class B-1 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero;

                                              (ix)  to the Class B-2
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class B-2 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero; and

                                              (x)   to the Class B-3
                                                    certificates, the lesser of
                                                    the remaining Principal
                                                    Distribution Amount and the
                                                    Class B-3 Principal
                                                    Distribution Amount, until
                                                    their Class Certificate
                                                    Balance has been reduced to
                                                    zero.

Summary of Terms (cont'd)
-------------------------

Allocation of Principal Payments           Except as described below, any
to Class A Certificates:                   principal distributions allocated to
                                           the Class A Certificates are required
                                           to be distributed sequentially first,
                                           to the Class A-1 certificates,
                                           second, to the Class A-2
                                           certificates, and third, to the Class
                                           A-3 certificates, in each case, until
                                           their respective Class Certificate
                                           Balances have been reduced to zero.

                                           Notwithstanding the above, in the
                                           event that all subordinate classes,
                                           including the Class CE certificates,
                                           have been reduced to zero, principal
                                           distributions to the Class A
                                           Certificates will be distributed pro
                                           rata among the Class A-1, Class A-2
                                           and Class A-3 certificates in
                                           proportion to their respective Class
                                           Certificate Balances.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess           For any Distribution Date, any Net
Cash Flow:                                 Monthly Excess Cash Flow shall be
                                           paid as follows:

                                           (a)   to the holders of the Class M-1
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (b)   to the holders of the Class M-1
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (c)   to the holders of the Class M-2
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (d)   to the holders of the Class M-2
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (e)   to the holders of the Class M-3
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (f)   to the holders of the Class M-3
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (g)   to the holders of the Class M-4
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (h)   to the holders of the Class M-4
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (i)   to the holders of the Class M-5
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (j)   to the holders of the Class M-5
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (k)   to the holders of the Class M-6
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (l)   to the holders of the Class M-6
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (m)   to the holders of the Class B-1
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (n)   to the holders of the Class B-1
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (o)   to the holders of the Class B-2
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (p)   to the holders of the Class B-2
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (q)   to the holders of the Class B-3
                                                 certificates, any Unpaid
                                                 Interest Amount;

                                           (r)   to the holders of the Class B-3
                                                 certificates, any Unpaid
                                                 Realized Loss Amount;

                                           (s)   to the Excess Reserve Fund
                                                 Account, the amount of any
                                                 Basis Risk Payment for that
                                                 Distribution Date;

                                           (t)   from funds on deposit in the
                                                 Excess Reserve Fund Account
                                                 with respect to that
                                                 Distribution Date, an amount
                                                 equal to any unpaid Basis Risk
                                                 Carry Forward Amount with
                                                 respect to the LIBOR
                                                 Certificates for that
                                                 Distribution Date to the LIBOR
                                                 Certificates in the same order
                                                 and priority in which Accrued
                                                 Certificate Interest is
                                                 allocated among those classes
                                                 of certificates except that the
                                                 Class A Certificates will be
                                                 paid (a) first, pro rata, based
                                                 upon their respective Class
                                                 Certificate Balances only with
                                                 respect to those Class A
                                                 Certificates with an
                                                 outstanding Basis Risk Carry
                                                 Forward Amount and (b) second,
                                                 pro rata based on any
                                                 outstanding Basis Risk Carry
                                                 Forward Amount remaining
                                                 unpaid;

                                           (u)   to the Supplemental Interest
                                                 Account, any Defaulted Swap
                                                 Termination Payment;

                                           (v)   to the Class CE certificates,
                                                 those amounts as described in
                                                 the pooling and servicing
                                                 agreement;

                                           (w)   to the holders of the Class R
                                                 certificates, any remaining
                                                 amount;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess           (x)   to the extent not paid from
                                                 Cash Flow (cont'd): available
                                                 funds, from the Supplemental
                                                 Interest Account, to pay any
                                                 unpaid interest on the Class A
                                                 Certificates, pro rata,
                                                 including any accrued and
                                                 unpaid interest from a prior
                                                 Distribution Date, then to pay
                                                 any unpaid interest including
                                                 any accrued and unpaid interest
                                                 from prior Distribution Dates
                                                 to the Class M Certificates
                                                 sequentially, and then to pay
                                                 any unpaid interest including
                                                 any accrued and unpaid interest
                                                 from prior Distribution Dates
                                                 to the Class B Certificates
                                                 sequentially;

                                           (y)   to the extent not paid from
                                                 available funds, from the
                                                 Supplemental Interest Account,
                                                 to pay Basis Risk Carry Forward
                                                 Amounts on the Class A, Class M
                                                 and Class B Certificates
                                                 remaining unpaid in the same
                                                 order of priority as described
                                                 in (t) above;

                                           (z)   to the extent not paid from
                                                 available funds, from the
                                                 Supplemental Interest Account,
                                                 to pay any principal on the
                                                 Class A Certificates, on the
                                                 Class M Certificates and on the
                                                 Class B Certificates, in
                                                 accordance with the principal
                                                 payment provisions described
                                                 above (under "Principal
                                                 Distributions on the LIBOR
                                                 Certificates") in an amount
                                                 necessary to restore the
                                                 applicable Specified
                                                 Overcollateralization Amount as
                                                 a result of current or prior
                                                 realized losses not previously
                                                 reimbursed;

                                           (aa)  to the extent not paid from
                                                 available funds, from the
                                                 Supplemental Interest Account,
                                                 to pay any Unpaid Realized Loss
                                                 Amounts remaining on the Class
                                                 M Certificates and Class B
                                                 Certificates, sequentially; and

                                           (bb)  from the Supplemental Interest
                                                 Account, any remaining amounts
                                                 to be distributed to the Class
                                                 CE certificates in accordance
                                                 with the pooling and servicing
                                                 agreement.

Interest Remittance Amount:                With respect to any Distribution Date
                                           that portion of available funds
                                           attributable to interest relating to
                                           the mortgage loans.

Principal Distribution Amount:             For each Distribution Date will equal
                                           the sum of (i) the Basic Principal
                                           Distribution Amount for that
                                           Distribution Date and (ii) the Extra
                                           Principal Distribution Amount for
                                           that Distribution Date.

Basic Principal Distribution Amount:       With respect to any Distribution
                                           Date, the excess of (i) the Principal
                                           Remittance Amount for that
                                           Distribution Date after taking into
                                           account any payments to the Swap
                                           Provider from the Principal
                                           Remittance Amount over (ii) the
                                           Excess Overcollateralization Amount,
                                           if any, for that Distribution Date.

Net Monthly Excess Cash Flow:              With respect to any Distribution
                                           Date, available funds remaining after
                                           the amount necessary to make all
                                           payments of interest and principal to
                                           the LIBOR certificates and after
                                           taking into account any payments made
                                           to the Swap Provider, as described
                                           under "Interest Distributions on the
                                           LIBOR Certificates" and "Principal
                                           Distributions on the LIBOR
                                           Certificates" above.

Extra Principal Distribution Amount:       As of any Distribution Date, the
                                           lesser of (x) the Monthly Excess
                                           Interest Amount for that Distribution
                                           Date and (y) the Subordination
                                           Deficiency, if any, for that
                                           Distribution Date.

Monthly Excess Interest Amount:            As to any Distribution Date equals
                                           the excess, if any, of (x) the
                                           interest on the mortgage loans
                                           received by the Servicer on or prior
                                           to the related Determination Date or
                                           advanced by the Servicer for the
                                           related Servicer Remittance Date, net
                                           of the servicing fee, over (y) the
                                           sum of the amount paid as interest to
                                           the Certificates at their respective
                                           Pass-Through Rates and any Net Swap
                                           Payment and Swap Termination Payment
                                           (other than a Defaulted Swap
                                           Termination Payment) payable to the
                                           Swap Provider.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Overcollateralization Amount:              With respect to any Distribution
                                           Date, the excess, if any, of (a) the
                                           aggregate Stated Principal Balance of
                                           the mortgage loans for that
                                           Distribution Date (after taking into
                                           account principal received on the
                                           mortgage loans that is distributed on
                                           that Distribution Date) over (b) the
                                           aggregate Class Certificate Balance
                                           of the LIBOR Certificates as of that
                                           date (after taking into account
                                           principal received on the mortgage
                                           loans that is distributed on that
                                           Distribution Date).

Specified Overcollateralization Amount:    Prior to the Stepdown Date, an amount
                                           equal to 2.95% of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans as of the Cut-off
                                           Date. On and after the Stepdown Date,
                                           an amount equal to 5.90% of the
                                           aggregate Stated Principal Balance of
                                           the mortgage loans for that
                                           Distribution Date (after taking into
                                           account principal received on the
                                           mortgage loans that is distributed on
                                           that Distribution Date), subject to a
                                           minimum amount equal to 0.50% of the
                                           aggregate Stated Principal Balance of
                                           the mortgage loans as of the Cut-off
                                           Date; provided, however, that if, on
                                           any Distribution Date, a Trigger
                                           Event exists, the Specified
                                           Overcollateralization Amount will not
                                           be reduced to the applicable
                                           percentage of the then Stated
                                           Principal Balance of the mortgage
                                           loans but instead remain the same as
                                           the prior Distribution Date's
                                           Specified Overcollateralization
                                           Amount until the Distribution Date on
                                           which a Trigger Event no longer
                                           exists. When the Class Certificate
                                           Balance of each class of LIBOR
                                           Certificates has been reduced to
                                           zero, the Specified
                                           Overcollateralization Amount will
                                           thereafter equal zero.

Excess Overcollateralization Amount:       With respect to any Distribution
                                           Date, the excess, if any, of (a) the
                                           Overcollateralization Amount on that
                                           Distribution Date over (b) the
                                           Specified Overcollateralization
                                           Amount.

Overcollateralization Deficiency:          With respect to any Distribution
                                           Date, the excess, if any, of (a) the
                                           Specified Overcollateralization
                                           Amount for that Distribution Date
                                           over (b) the Overcollateralization
                                           Amount for that Distribution Date.

Principal Remittance Amount:               With respect to any Distribution
                                           Date, to the extent of funds
                                           available as described in the
                                           prospectus supplement, the amount
                                           equal to the sum of the following
                                           amounts (without duplication) with
                                           respect to the related Collection
                                           Period: (i) each scheduled payment of
                                           principal on a mortgage loan due
                                           during the related Collection Period
                                           and received by the Servicer on or
                                           prior to the related determination
                                           date or advanced by the Servicer for
                                           the related Servicer remittance date;
                                           (ii) all full and partial principal
                                           prepayments on mortgage loans
                                           received during the related
                                           Prepayment Period; (iii) all net
                                           liquidation proceeds, condemnation
                                           proceeds, insurance proceeds and
                                           subsequent recoveries received on the
                                           mortgage loans and allocable to
                                           principal; (iv) the portion of the
                                           purchase price allocable to principal
                                           with respect to each deleted mortgage
                                           loan that was repurchased during the
                                           period from the prior Distribution
                                           Date through the business day prior
                                           to the current Distribution Date; (v)
                                           the Substitution Adjustment Amounts
                                           received in connection with the
                                           substitution of any mortgage loan as
                                           of that Distribution Date; and (vi)
                                           the allocable portion of the proceeds
                                           received with respect to the Optional
                                           Termination (to the extent they
                                           relate to principal).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A Principal Distribution Amount:     For any Distribution Date is the
                                           excess of (a) the aggregate Class
                                           Certificate Balance of the Class A
                                           Certificates immediately prior to
                                           that Distribution Date over (b) the
                                           lesser of (x) approximately 59.80% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (y) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class M-1 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date) and (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 68.40% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class M-2 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date) and (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 74.20% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class M-3 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date) and (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 77.80% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-4 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date) and (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 81.00% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class M-5 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date), (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates (after taking into
                                           account distribution of the Class M-4
                                           Principal Distribution Amount on that
                                           Distribution Date) and (f) the Class
                                           Certificate Balance of the Class M-5
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 84.20% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class M-6 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date), (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates (after taking into
                                           account distribution of the Class M-4
                                           Principal Distribution Amount on that
                                           Distribution Date), (f) the Class
                                           Certificate Balance of the Class M-5
                                           certificates (after taking into
                                           account distribution of the Class M-5
                                           Principal Distribution Amount on that
                                           Distribution Date) and (g) the Class
                                           Certificate Balance of the Class M-6
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 87.10% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-1 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date), (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates (after taking into
                                           account distribution of the Class M-4
                                           Principal Distribution Amount on that
                                           Distribution Date), (f) the Class
                                           Certificate Balance of the Class M-5
                                           certificates (after taking into
                                           account distribution of the Class M-5
                                           Principal Distribution Amount on that
                                           Distribution Date), (g) the Class
                                           Certificate Balance of the Class M-6
                                           certificates (after taking into
                                           account distribution of the Class M-6
                                           Principal Distribution Amount on that
                                           Distribution Date) and (h) the Class
                                           Certificate Balance of the Class B-1
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 89.90% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.

Class B-2 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date), (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates (after taking into
                                           account distribution of the Class M-4
                                           Principal Distribution Amount on that
                                           Distribution Date), (f) the Class
                                           Certificate Balance of the Class M-5
                                           certificates (after taking into
                                           account distribution of the Class M-5
                                           Principal Distribution Amount on that
                                           Distribution Date), (g) the Class
                                           Certificate Balance of the Class M-6
                                           certificates (after taking into
                                           account distribution of the Class M-6
                                           Principal Distribution Amount on that
                                           Distribution Date), (h) the Class
                                           Certificate Balance of the Class B-1
                                           certificates (after taking into
                                           account distribution of the Class B-1
                                           Principal Distribution Amount on that
                                           Distribution Date) and (i) the Class
                                           Certificate Balance of the Class B-2
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 92.40% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-3 Principal Distribution Amount:   With respect to any Distribution Date
                                           is the excess of (i) the sum of (a)
                                           the aggregate Class Certificate
                                           Balances of the Class A Certificates
                                           (after taking into account
                                           distribution of the Class A Principal
                                           Distribution Amount on that
                                           Distribution Date), (b) the Class
                                           Certificate Balance of the Class M-1
                                           certificates (after taking into
                                           account distribution of the Class M-1
                                           Principal Distribution Amount on that
                                           Distribution Date), (c) the Class
                                           Certificate Balance of the Class M-2
                                           certificates (after taking into
                                           account distribution of the Class M-2
                                           Principal Distribution Amount on that
                                           Distribution Date), (d) the Class
                                           Certificate Balance of the Class M-3
                                           certificates (after taking into
                                           account distribution of the Class M-3
                                           Principal Distribution Amount on that
                                           Distribution Date), (e) the Class
                                           Certificate Balance of the Class M-4
                                           certificates (after taking into
                                           account distribution of the Class M-4
                                           Principal Distribution Amount on that
                                           Distribution Date), (f) the Class
                                           Certificate Balance of the Class M-5
                                           certificates (after taking into
                                           account distribution of the Class M-5
                                           Principal Distribution Amount on that
                                           Distribution Date), (g) the Class
                                           Certificate Balance of the Class M-6
                                           certificates (after taking into
                                           account distribution of the Class M-6
                                           Principal Distribution Amount on that
                                           Distribution Date), (h) the Class
                                           Certificate Balance of the Class B-1
                                           certificates (after taking into
                                           account distribution of the Class B-1
                                           Principal Distribution Amount on that
                                           Distribution Date) (i) the Class
                                           Certificate Balance of the Class B-2
                                           certificates (after taking into
                                           account distribution of the Class B-2
                                           Principal Distribution Amount on that
                                           Distribution Date) and (j) the Class
                                           Certificate Balance of the Class B-3
                                           certificates immediately prior to
                                           that Distribution Date over (ii) the
                                           lesser of (a) approximately 94.10% of
                                           the aggregate Stated Principal
                                           Balance of the mortgage loans for
                                           that Distribution Date and (b) the
                                           excess, if any, of the aggregate
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date over approximately $2,719,041.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 21, 2007
Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust
--------------------------------------------------------------------------------

                             Swap Agreement Schedule
                             -----------------------

Distribution Period   Distribution Date   Swap Notional Schedule ($)   Rate (%)
--------------------------------------------------------------------------------
         1            April 2007                      503,838,249.14   [5.1500]%
         2            May 2007                        493,537,042.79   [5.1364]%
         3            June 2007                       482,798,424.58   [5.1228]%
         4            July 2007                       471,650,080.40   [5.1092]%
         5            August 2007                     460,121,106.07   [5.0956]%
         6            September 2007                  448,241,885.01   [5.0820]%
         7            October 2007                    436,043,957.18   [5.0683]%
         8            November 2007                   423,559,879.70   [5.0547]%
         9            December 2007                   410,823,080.36   [5.0411]%
         10           January 2008                    397,867,991.57   [5.0275]%
         11           February 2008                   384,729,403.61   [5.0139]%
         12           March 2008                      371,442,392.83   [5.0003]%
         13           April 2008                      358,042,665.05   [4.9867]%
         14           May 2008                        344,568,540.51   [4.9731]%
         15           June 2008                       331,111,204.05   [4.9595]%
         16           July 2008                       317,744,294.06   [4.9459]%
         17           August 2008                     304,492,505.62   [4.9322]%
         18           September 2008                  291,380,624.23   [4.9186]%
         19           October 2008                    278,436,242.38   [4.9050]%
         20           November 2008                   265,722,722.68   [4.8914]%
         21           December 2008                   253,599,249.90   [4.8778]%
         22           January 2009                    242,038,185.50   [4.8642]%
         23           February 2009                   231,013,449.55   [4.8506]%
         24           March 2009                      220,501,560.98   [4.8370]%
         25           April 2009                      210,490,914.04   [4.8234]%
         26           May 2009                        200,910,880.52   [4.8098]%
         27           June 2009                       191,727,532.31   [4.7961]%
         28           July 2009                       182,792,418.26   [4.7825]%
         29           August 2009                     172,617,906.74   [4.7689]%
         30           September 2009                  149,235,005.89   [4.7553]%
         31           October 2009                    129,433,200.31   [4.7417]%
         32           November 2009                   112,648,422.47   [4.7281]%
         33           December 2009                    98,407,102.15   [4.7145]%
         34           January 2010                     86,316,921.89   [4.7009]%
         35           February 2010                    76,118,996.92   [4.6873]%
         36           March 2010                       68,168,814.75   [4.6737]%
         37           April 2010                       61,789,549.78   [4.6600]%
         38           May 2010                         56,553,932.10   [4.6464]%
         39           June 2010                        52,177,407.47   [4.6328]%
         40           July 2010                        48,462,656.48   [4.6192]%
         41           August 2010                      45,268,533.36   [4.6056]%
         42           September 2010                   42,491,501.33   [4.5920]%
         43           October 2010                     40,054,105.29   [4.5784]%
         44           November 2010                    37,896,739.52   [4.5648]%
         45           December 2010                    35,973,305.11   [4.5512]%
         46           January 2011                     34,246,942.78   [4.5376]%
         47           February 2011                    32,681,383.62   [4.5239]%
         48           March 2011                       31,190,817.93   [4.5103]%
         49           April 2011                       29,771,477.17   [4.4967]%
         50           May 2011                         28,419,832.01   [4.4831]%
         51           June 2011                        27,132,511.47   [4.4695]%
         52           July 2011                        25,906,318.61   [4.4559]%
         53           August 2011                      24,738,222.12   [4.4423]%
         54           September 2011                   23,625,355.31   [4.4287]%
         55           October 2011                     22,565,065.14   [4.4151]%
         56           November 2011                    21,554,663.79   [4.4015]%
         57           December 2011                    20,591,688.94   [4.3878]%
         58           January 2012 and                      -              -
                      thereafter


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.